EXHIBIT 4.5


                          STOCK SUBSCRIPTION AGREEMENT

         This Stock Subscription Agreement (the "Agreement") is entered into as of November 21, 2002 by and between American Sports Development Group, Inc., a Delaware corporation with its principal place of business in South Carolina (the "Company") and Larry Cossio and Marcela Cossio, natural persons resident in the State of California (collectively, "Buyers").

         WHEREAS, Buyers are jointly the Payees under (i) that certain Note dated July 18, 2001 in the original principal amount of $75,000.00 and (ii) that certain Note dated July 18, 2001 in the original principal amount of $104,499.00 (each a "Note" and collectively, the "Notes"), each with the Company's wholly-owned subsidiary Paintball Incorporated, a South Carolina corporation formerly known as National Paintball Supply Company, Inc. ("Paintball") as Maker, and the total outstanding aggregate obligation of Paintball to Buyers under the Notes as of the date hereof is $179,499.00;

         WHEREAS, the Buyers desire that the Company issue to Buyers 897,495 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") valued at a price of $0.20 per share in satisfaction of all remaining obligations of Paintball to Buyers under the Notes, and the Company desires to issue the Shares to Buyers to satisfy all of Paintball's remaining obligations to Buyers under the Notes, all in accordance with the terms and provisions of this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. SALE OF SHARES; PURCHASE PRICE. Effective as of the date hereof, the Company hereby sells the Shares to the Buyers and the Buyers hereby purchase the Shares from the Company for a per share purchase price of $0.20 and an aggregate purchase price of $179,499.00 (the "Purchase Price") to be paid by cancellation of the Notes and all remaining obligations of Paintball thereunder.

         2.  BUYER' REPRESENTATIONS  AND  WARRANTIES.   In  order  to induce the
Company to issue and sell the Shares to Buyers, Buyers hereby jointly and severally represent and warrant to the Company as follows:

                   2.1 PURCHASE FOR INVESTMENT. Buyers are acquiring the Shares pursuant to this Agreement for their own account for investment purposes and not with a view to or intention of distribution or resale except as described in Paragraph 2.2 and Paragraph 3 herein, and Buyers will not dispose of any of the Shares in contravention of the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws.

                   2.2 SALE AND PURCHASE NOT REGISTERED. Buyers are aware that they are acquiring the Shares from the Company in a transaction that has not been registered under the Securities Act or pursuant to the securities laws and regulations of any State, and that as a

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          consequence, the Shares are "restricted securities" as defined in Rule
          144 promulgated under the Securities Act ("Rule 144") and may be resold only to the extent permitted by Rule 144 or any subsequent registration of the securities via a registration statement per Paragraph 3 herein, or pursuant to a transaction that is registered under the Securities Act and applicable state securities laws and regulations, or pursuant to a transaction that is exempt from such registration.

                   2.3 ACCREDITED INVESTOR. Buyers are accredited investors as that term is defined under Rule 144. Buyers are familiar with the provisions of Rule 144 and understand the definition of "accredited investor."

                   2.4 ACCESS TO INFORMATION. Buyers have had an opportunity to ask questions and receive answers concerning the Shares and the business and financial condition of the Company and have had full access to (A) such information concerning the Company as they have requested and (B) such other information that Buyers deem necessary or desirable to make an informed investment decisions regarding the purchase of the Shares.

                   2.5 ABLE TO BEAR ECONOMIC RISK. Buyers are able to bear the economic risk of their investment in the Shares for an indefinite period of time and can afford a total loss of their investment in the Shares.

                   2.6 BINDING OBLIGATION. This Agreement constitutes the legal, valid and binding obligation of each of the Buyers, enforceable against each of them in accordance with its terms.

                   2.7 FULL RIGHT AND TITLE TO THE NOTE. The aggregate amount outstanding under the Notes as of the date hereof is $179,499.00. Buyers are the sole holders of all right, title and interest in and to the Notes; hold the Notes free and clear of any and all liens, encumbrances, security interests, mortgages and the like; and have sole and full right to dispose of the Notes. Upon issuance of the Shares to Buyers, neither Paintball nor the Company nor any of their officers, directors, shareholders, employees, agents, contractors, affiliates, successors or assigns will have any obligation to any party with respect to the Notes.

Buyers hereby jointly and severally agree to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents, contractors, affiliates, successors or assigns from and against any and all damages, losses, costs, liabilities, obligations, expenses and/or the like (including without limitation reasonable attorneys fees and expenses) incurred or suffered by any of them in connection with the breach by either of the Buyers of any representation or warranty set forth herein or Buyers' obligations under Paragraph 4 hereof.

          3. "PIGGY-BACK" REGISTRATION RIGHTS. Except as otherwise provided herein, whenever the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), at any time but

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no later than December 18, 2002, the  registration  form to be used shall be one that may be used for the  registration  of  resales  by Buyers of the  Shares (a
"Piggyback   Registration").   The  Company  will   include  in  the   Piggyback
Registration, at no cost of any kind to Buyers, all of the Buyers' Shares. The Company shall act with due diligence in the preparation of the registration statement and the provision of all necessary follow-up responses to the SEC,
with  a  view  toward  expeditious   completion  of  the  registration  process.
Notwithstanding the forgoing, the Company may file Registration Statements on Form S-8 with respect to the registration of securities issued or to be issued to any employee, director, officer, consultant or advisor of the Company without registering the resale by Buyers of the Shares as provided herein.

          4. RETURN OF CANCELLED NOTE. Within 5 business days of the date hereof, Buyers will cancel the original of each Note by writing "satisfied in full and cancelled" across the face thereof and return the cancelled Notes to the Company by an overnight courier of national reputation.

          5. AMENDMENT; BINDING EFFECT; WAIVER. This Agreement shall not be modified or amended except by means of a writing signed by each party hereto. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and permitted transferees and assigns. Any waiver of a right under the terms of this Agreement must be in writing and signed by the waiving party.

          6. SEVERABILITY. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid or contrary to existing or future law, such invalidity shall not impair the operation of this Agreement or affect those portions of this Agreement which are valid.

          7. COMPLETE AGREEMENT. This Agreement contains the complete agreement among the parties relating to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof in any way.

          8. APPLICABLE LAW; FORUM; INDEMNIFICATION; ATTORNEY'S FEES. This Agreement shall be interpreted, according to the laws of the State of South Carolina, without giving effect to any provision of South Carolina law that would cause the laws of any other jurisdiction, except for non-waivable provisions of U.S. federal law, to apply. Buyers hereby irrevocably consent to the non-exclusive jurisdiction of any court of the State of South Carolina and any U.S. federal court sitting in Greenville County, South Carolina for the adjudication of any dispute relating to the subject matter of this Agreement and waives any claims and the right to make any motions of forum non conveniens or the like that would change the forum or venue of any dispute relating to the subject matter of this Agreement from any such court.

          9. HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement. The parties hereto hereby acknowledge and agree that this Agreement is the result of negotiations between the parties and that there shall be no presumption that any provision of this Agreement shall be construed against any party because that party was or is deemed the drafter of such provision or this Agreement.


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          10. COUNTERPARTS;  PROOF OF EXECUTION.  This Agreement may be executed in multiple counterparts, each bearing the signatures of one or more of parties hereto and each of which shall constitute an original, but which together shall constitute a single instrument. The parties hereto hereby agree that rebuttable proof of execution of this Agreement by any party may be made by a copy of this Agreement bearing the facsimile or other copy of the signature of such party.

          IN WITNESS WHEREOF, the parties hereto have set their signatures below as of the date first set forth above.

                                              AMERICAN SPORTS DEVELOPMENT
WITNESS:                                      GROUP, INC.:


 /s/Nathan A. Smith                           By: /s/ William R. Fairbanks
-------------------------------               ----------------------------------
     [signature]                              William R. Fairbanks, President

Name:  Nathan A. Smith


                                     BUYERS:

WITNESSES:

 /s/Nathan A. Smith                              /s/ Larry Cossio
------------------------------                ----------------------------------
     [signature]                              Larry Cossio

Name:  Nathan A. Smith



WITNESSES:

 /s/Nathan A. Smith                              /s/ Marcella Cossio
-------------------------------               ----------------------------------
     [signature]                              Marcella Cossio

Name:   Nathan A. Smith